Exhibit 23.1


Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement of Saucony, Inc. on Forms S-8 (file numbers 33-50922, 33-61532, 33-66482, 33-80726,
333-33485) of our report dated July 27, 1998, on our audits of the financial statements and financial statement schedules of Saucony SP Pty Limited as of January 2, 1998 and January 3, 1997 and for the years ended January 2, 1998, January 3, 1997 and January 5, 1996 which report is included in this Amendment to Current Report on Form 8-K/A.



GRANT THORNTON
Chartered Accountants


B.R. GORDON
Partner


Sydney, New South Wales, Australia
July 27, 1998